As filed with the Securities and Exchange Commission on July 16, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WOMEN FIRST HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3919601 (I.R.S. Employer Identification No.)

12220 El Camino Real, Suite 400
San Diego, California 92130
(619) 509-1171
(Address of principal executive offices, including zip code, and telephone number)

Amended and Restated 1998 Long-Term Incentive Plan
(Full title of the plans)

Edward F. Calesa
Women First HealthCare, Inc.
12220 El Camino Real, Suite 400
San Diego, California 92130
(619) 509-1171
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to: Robert E. Burwell, Esq. Latham & Watkins 12636 High Bluff Drive, Suite 300 San Diego, California 92130 (858) 523-5400

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $.001 par value	1,000,000	$4.76(2)	$4,760,000	$438

(1)
This Registration Statement on Form S-8 covers 1,000,000 additional shares of common stock available for issuance under the Amended and Restated 1998 Long-Term Incentive Plan (the “1998 Plan”), pursuant to an amendment of the Plan approved by the stockholders of the registrant on June 5, 2002. The 1998 Plan authorizes the issuance of a maximum of 3,949,985 shares of Common Stock. However, the offer and sale of 2,949,985 shares of Common Stock under the 1998 Plan, which have been or may be issued upon exercise of options under such plan, have previously been registered pursuant to Form S-8 Registration Statement No. 333-82285 and Form S-8 Registration Statement No. 333-65504.

(2)
This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined according to the following offering price information: Of the 1,000,000 shares of common stock reserved for issuance under the 1998 Plan being registered hereunder, all of such shares of common stock are reserved for issuance upon exercise of options to be granted in the future. Pursuant to Rule 457(h), for all shares of common stock being registered hereunder with an exercise price which cannot be presently determined, the Proposed Maximum Offering Price Per Share is $4.76 per share of common stock, which is based on the average of the high and low prices for the common stock as reported on The Nasdaq National Market on July 11, 2002.

This Registration Statement on Form S-8 registers the offer and sale of an additional 1,000,000 shares of common stock of Women First HealthCare, Inc. (the “Company”) for issuance under the Amended and Restated 1998 Long-Term Incentive Plan. In accordance with Instruction E to Form S-8, the contents of the prior Registration Statement File No. 333-82285 and Registration Statement File No. 333-65504 are hereby incorporated by reference.

Item 3.    Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2002;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 13, 2002;

(c) Current Report on Form 8-K filed with the Commission on July 2, 2002;

(d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on June 24, 1999; and

(e) All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

4.1	Amended and Restated 1998 Long-Term Incentive Plan.
5.1	Opinion of Latham & Watkins.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Latham & Watkins (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page hereto).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 15 day of July, 2002.

WOMEN FIRST HEALTHCARE, INC.

By:	/s/ EDWARD F. CALESA

Edward F. Calesa Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Edward F. Calesa and Charles M. Caporale, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD F. CALESA Edward F. Calesa	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 15, 2002

/S/ CHARLES M. CAPORALE Charles M. Caporale	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 12, 2002

/s/ NATHAN KASE, M.D. Nathan Kase, M.D.	Director	July 15, 2002

Dennis M. Jones	Director	July , 2002

/s/ PATRICIA NASSHORN Patricia Nasshorn	Director	July 15, 2002

/s/ RICHARD L. RUBIN Richard L. Rubin, Ph.D.	Director	July 15, 2002

Michael T. Sember	Director	July , 2002

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EXHIBIT INDEX

EXHIBIT

4.1	Amended and Restated 1998 Long-Term Incentive Plan.

5.1	Opinion of Latham & Watkins.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page hereto).

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